UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
January 23, 2003

SILVER STAR FOODS, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of Incorporation)	000-25673 (Commission File Number)	11-3265942 (IRS Employer ID No.)

1251 East Linden Avenue Linden, New Jersey     07036
(908) 587-2900
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant.

(a)     Previous Independent Auditors:

(i)      Zeller Weiss & Kahn, LLP was dismissed as our independent auditor on January 23, 2003.

(ii)      Zeller Weiss & Kahn reports on our financial statements for the fiscal years ended March 31, 2001 and March 31, 2002 and through September 30, 2002 contain no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)      Our Board of Directors approved the change in accountants.

(iv)      For the two most recent fiscal years and any subsequent interim period through Zeller Weiss & Kahn's dismissal on January 23, 2003, there has been no disagreement between us and Zeller Weiss & Kahn, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Zeller Weiss & Kahn would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

During the two most recent fiscal years and any subsequent interim period through Zeller Weiss & Kahn’s dismissal on January 23, 2003, we have not been advised of any matters described in Regulation S-B, Item 304(a)(1)(B).

(b)     New Independent Accountants:

(i)      We engaged, Massella and Rubenstein, 375 North Broadway, Suite 103, Jericho, New York 11753 ("Massella"), as our new independent accountants as of January 23, 2003. Prior to such date, we did not consult with Massella regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Zeller Weiss & Kahn, or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S- B.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Letter from Zeller Weiss & Kahn, LLP

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

SILVER STAR FOODS, INC.

By:   /s/    Michael Trotta

Michael Trotta
Chief Executive Officer, President, Secretary and Director

Date:   January 31, 2003